Exhibit 23-3

1735 Market Street, 51st Floor Philadelphia, PA 19103-7599 Tel 215.665.8500 Fax 215.864.8999 www.ballardspahr.com

November 22, 2011

Public Service Electric and Gas Company:

We consent to the references to us the heading “LEGAL OPINIONS” in the Prospectus relating to the First and Refunding Mortage Bonds and Secured Medium-Term Notes included in the Registration Statement on Form S-3 to which this consent is attached as an Exhibit.

/s/ Ballard Spahr LLP

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